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                                                                EXHIBIT 10(h)(4)

                                HUNT CORPORATION

                       NONQUALIFIED STOCK OPTION AGREEMENT
                       -----------------------------------
                                   (1993 Plan)


                  This Option Agreement is dated this 3rd day of October, 2000, between Hunt Corporation (the "Company") and Donald L. Thompson (the "Employee").

                  By appropriate action, the Compensation Committee (the "Committee") of the Board of Directors of the Company has, on June 28, 2000 (the "Date of Grant"), granted to the Employee an option (the "Option") to purchase Common Shares of the Company ("Common Shares") under the Hunt Corporation 1993 Stock Option and Stock Grant Plan, as amended, on the terms and conditions hereinafter set forth. The Option is intended to be a nonqualified stock option.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereunder, agree as follows:

         1. Incorporation of Plan. The Option is subject to all of the terms and conditions of the Hunt Corporation 1993 Stock Option and Stock Grant Plan, as said plan may be amended from time to time (the "Plan"), except as otherwise expressly provided herein. A copy of the present form of the Plan, as amended, is attached hereto as Exhibit A and incorporated herein by reference.

         2. The Option.

                  (a) Number of Shares and Price. The Option shall entitle the Employee to purchase 175,000 Common Shares at a price (the "Option Price") of $9.6875 per share. The Committee has determined, in accordance with Section 5(a) of the Plan, that the Option Price is not less than the higher of 100% of the fair market value of the Common Shares, or the par value thereof, on the Date of Grant.

                  (b) Term, Date Exercisable, and Certain Restrictions on Exercise. The Option may be exercised, in whole or in part, at any time during the period commencing June 28, 2001, and ending June 28, 2010, unless earlier terminated as provided in this Agreement or the Plan.

                  (c) Nontransferability. The Option is not transferable except to the limited extent specified in Section 5(h) of the Plan.

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         3. Method of Exercising Option; Rights as Shareholder. Subject to the
terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice to the Company. Such notice shall specify the number of shares to be purchased, shall be signed by the person or persons so exercising the Option, shall be accompanied by a certificate setting forth any representations the Company may require pursuant to Section 7 of the Plan, and shall be accompanied by payment of the aggregate Option Price for such shares. If the Option is being exercised by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. The Option Price shall be paid to the Company
(a) in cash, or by check (certified if required by the Committee), bank draft, or money order, (b) through the delivery of Common Shares, which shall be valued at their fair market value (as defined in the Plan), (c) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option, or (d) by a combination of (a), (b), and or (c) above; provided, however, that the right to use Common Shares to pay the Option Price shall be subject to the holding period requirements of Section 5(c) of the Plan, and to such policies as may be established by the Committee from time to time (provided that no such policies shall apply to any exercise which occurs before the date such policies are adopted).

                  The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee, and the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and his or her spouse, jointly, with right of survivorship), shall be legended with reference to restrictions on transfer of the shares to the extent the Company may require pursuant to Section 7 of the Plan and shall be delivered to or upon the written order of the person or persons exercising the Option. No person shall have any of the rights of a shareholder with respect to any of the shares subject to the Option until such shares have actually been issued to him or her upon exercise of the Option.

         4. Termination of Employment. If the Employee's employment by the Company and its subsidiaries is terminated, the Option shall terminate as provided in Sections 5(d), (e), (f), or (g) of the Plan; provided, however, that the Option shall remain exercisable until two years after the Employee's retirement within the meaning of Section 5(g) of the Plan (but in no event beyond June 28, 2010).

         5. Recapitalizations, Mergers, Etc. The number and kind of securities covered by this Option and/or the purchase price therefor are subject to possible adjustment, and the Option is subject to possible termination and acceleration, in the event of certain recapitalizations, mergers, etc., all as provided in Section 8 of the Plan.

         6. Tax Withholding. The obligation of the Company to deliver shares upon exercise of the Option shall be subject to compliance with applicable Federal, state, and local tax withholding requirements. If the exercise of any Option is subject to the withholding requirements of applicable Federal, state, or local income tax, employment tax, or similar tax laws, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Employee to satisfy the withholding requirements, in whole or in part, by electing to have the Company withhold (or by returning to the Company) Shares, which Shares shall be valued, for this purpose, at their fair market value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made on or before the Determination Date.

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         7. Notice. Any notice hereunder shall be in writing and shall be sufficiently given if hand-delivered or sent by registered or certified mail, postage prepaid: if to the Company, at One Commerce Square, 2005 Market Street, Philadelphia, PA 19103, Attention: The Corporate Secretary; and if to the Employee, at the address specified after his or her name on the signature page hereof, or to such other address or addresses as either such party may specify to the other in writing.

         8. Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the Option.

         9. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand and seal, all as of the day and year first above written.

[Corporate Seal]                               HUNT CORPORATION



    /s/ Dennis Pizzica                         By: /s/ John W. Carney
-----------------------------------                -----------------------



                                               /s/ Donald L. Thompson
                                               ---------------------------
                                               Donald L. Thompson

                                               Address:

                                               408 Barbara Lane
                                               ---------------------------

                                               Bryn Mawr, PA 19010
                                               ---------------------------

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